UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) August 14, 1998



                       CENTURY TELEPHONE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

    Louisiana                     1-7784                     72-0651161
 (State or other             (Commission file              (IRS Employer
 jurisdiction of                  number)               Identification No.)
 incorporation)

 100 Century Park Drive, Monroe, Louisiana                     71203
 (Address of principal executive offices)                   (Zip Code)

    Registrant's telephone number, including area code - (318)388-9000


Item 5.  Other Events

     On August 14, 1998, CenturyTel (Century Telephone Enterprises, Inc.) entered into a definitive agreement to sell the stock of its Alaska operations to ALEC Acquisition Corporation for approximately $415 million, subject to certain purchase price adjustments. Net after-tax proceeds from this transaction of slightly less than $300 million will be used to reduce bank debt and to fund CenturyTel's previously announced acquisition of more than 85,000 telephone access lines in Wisconsin from Ameritech. Additional information regarding the Alaska transaction is set forth in CenturyTel's news release which is filed as
Exhibit 99.1 hereto.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CENTURY TELEPHONE ENTERPRISES, INC.


                                  By: /s/ Murray H. Greer
                                      -------------------------
                                      Murray H. Greer
                                      Controller
                                      (Principal Accounting Officer)